UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 27, 2015
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Carrols Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-33174	16-1287774
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street Syracuse, New York		13203
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code (315) 424-0513

N/A
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02.    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 27, 2015, the board of directors (the "Board") of Carrols Restaurant Group, Inc. (the "Company") appointed Hannah Stone Craven as a Class II member of the Board to fill the vacancy created by the retirement of Clayton E. Wilhite that was effective the close of business on December 31, 2014. Ms. Craven was also appointed to serve on the Company's Audit Committee and the Company's Compensation Committee.

Ms. Craven is a co-founder and partner of Stone-Goff Partners LLC ("Stone-Goff"), a private equity firm that focuses on investments in the consumer, business services, media, education, information, and retail/e-commerce industries. Prior to founding Stone-Goff and its predecessor funds, Ms. Craven was a Managing Director and General Partner of Sandler Capital Management, a private equity firm specializing in investments in the media, communications, and information services industries, where she served as a key investment professional in five sequential private equity partnerships, was a general partner of Sandler’s long/short hedge fund, and served on the Investment Advisory Board of a high yield CBO. Ms. Craven has over 20 years of experience investing in private equity transactions. Ms. Craven serves on several boards of directors of private portfolio companies of Stone-Goff.

Ms. Craven brings significant experience with the strategic, financial and operational issues of consumer and services companies in connection with her service on the boards of a number of her current and prior firms' past and current portfolio companies.

With the appointment of Ms. Craven, an independent director, to the Board and the Company's Audit Committee, the Company has regained compliance with Section 5605(b)(1) and Section 5605(c)(2)(A) of the listing standards of The NASDAQ Stock Market LLC (the "NASDAQ Rules"). On December 22, 2014, the Company notified NASDAQ that as a result of Mr. Wilhite's retirement effective as of the close of business on December 31, 2014, the Board would no longer be comprised of a majority of independent directors and the Company's Audit Committee would no longer be comprised of at least three independent directors as required by Section 5605(b)(1) and Section 5605(c)(2)(A) of the NASDAQ Rules, respectively. In accordance with Section 5605(b)(1)(A) and Section 5605(c)(4)(B) of the NASDAQ Rules, the Company had until June 29, 2015 to regain compliance with Section 5605(b)(1) and Section 5605(c)(2)(A) of the NASDAQ Rules.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLS RESTAURANT GROUP, INC.

Date:	March 30, 2015

By:	/s/ William E. Myers
Name:	William E. Myers
Title:	Vice President, General Counsel and Secretary